UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2005

WINN-DIXIE STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-3657	59-0514290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of Principal Executive Offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Agreement (as defined below) is incorporated into this Item 1.01 by reference.

On February 17, 2005, Winn-Dixie Stores, Inc., a Florida corporation (the “Company”), entered into a letter agreement with Peter L. Lynch, the Company’s President and Chief Executive Officer (the “Lynch Letter Agreement”). The purpose of the letter agreement is to set forth the terms and conditions under which the Company would make a payment to Mr. Lynch in order to ensure his continued service to the Company at least through December 31, 2005.

Upon execution of the Lynch Letter Agreement, the Company paid Mr. Lynch a retention bonus in the amount of $1.5 million, net of taxes required to be withheld (the “Retention Bonus”). The Retention Bonus is subject to forfeiture if his employment is terminated on or before December 31, 2005 either by the Company with Cause or by Mr. Lynch without Good Reason and other than for Disability (in each case, as defined in Mr. Lynch’s employment agreement, dated December 9, 2004 (the “Employment Agreement”)). In the event of forfeiture, Mr. Lynch agreed to repay the Retention Bonus, without interest, as soon as practicable but in any event within five days after the date of termination of employment; however, any such repayment obligation lapses upon a Change in Control of the Company (as defined in the Employment Agreement).

The Company and Mr. Lynch intend that, except as otherwise required by law, the Retention Bonus will not be taken into account in determining the amount of Mr. Lynch’s other benefits from the Company. However, the Retention Bonus is not in lieu of any other payments or benefits to which Mr. Lynch might be or become entitled under the Employment Agreement.

The foregoing summary of the Lynch Letter Agreement is a general description only and is qualified in its entirety by reference to the Lynch Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.03. Bankruptcy or Receivership.

On February 21, 2005, the Company and certain of its domestic subsidiaries (collectively, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Case Nos. 05-11061-rdd through and including 05-11084-rdd) (collectively, the “Cases”). The Cases have been assigned to the Honorable Robert D. Drain and are being jointly administered. The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The Debtors have entered into a Credit Agreement by and among the Company, Dixie Stores, Inc., Winn-Dixie Supermarkets, Inc., Winn-Dixie Montgomery, Inc., Winn-Dixie

Procurement, Inc., and Winn-Dixie Raleigh, Inc. (as borrowers), Wachovia Bank, N.A., as Administrative Agent and Collateral Monitoring Agent for the Lenders, each of the Lenders from time to time parties thereto, and Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Bookrunner, dated as of February 23, 2005 (the “DIP Agreement”). The DIP Agreement provides for a commitment of debtor-in-possession financing, comprised of a revolving credit facility of $800 million in the aggregate, including any amounts outstanding under a letter of credit facility issued by Wachovia Bank, N.A., which may not exceed $300 million (the “DIP Credit Facility”). Wachovia Bank, N.A. also served as administrative agent and lender under our prepetition senior credit facility described below.

On February 23, 2005, the Bankruptcy Court entered an interim order (the “Interim Order”), which among other items, authorized the Debtors to enter into the DIP Agreement and authorized interim borrowings up to $600 million under the DIP Credit Facility, including an initial drawdown of approximately $440 million. On that date, the Debtors made the initial borrowings under the DIP Credit Facility, and approximately $268 million in proceeds from the revolving loans were used by the Debtors to repay the outstanding indebtedness under the Debtors’ prepetition senior credit facility (as described below), and approximately $10 million in proceeds were used to pay costs, expenses, and fees in connection with the DIP Agreement and the Cases. In addition, approximately $162 million in proceeds were deemed issued as letter of credits under the DIP Credit Facility in replacement of the letter of credit obligations under the prepetition senior credit facility. As a result of the above, as of February 23, 2005, the Company had approximately $222 million of liquidity (cash plus availability under the DIP Credit Facility) to meet its vendor and other obligations. The Company expects from time to time to use additional proceeds from the revolving credit facility for general corporate purposes and to fund working capital.

The Debtors’ obligations under the DIP Agreement are secured by a lien on the assets of the Debtors (which lien has senior priority as set forth in the Interim Order with respect to substantially all of the Debtors’ assets) and by a superpriority administrative expense claim in each of the Cases. The Bankruptcy Court has scheduled a hearing on March 15, 2005 to consider entry of an order granting final approval of the DIP Agreement (the “Final Financing Order”).

The loans provided under the DIP Agreement (other than loans based on Leasehold Availability and Supplemental Junior Availability, as set forth below) accrue interest at a rate per annum: (i) on that portion maintained from time to time as a Base Rate Loan (as defined in the DIP Agreement), equal to the sum of the Alternate Base Rate (as defined in the DIP Agreement) from time to time in effect plus one-quarter of one percent ( 1/4%) per annum; and (ii) on that portion maintained as a LIBO Rate Loan (as defined in the DIP Agreement), during each Interest Period (as defined in the DIP Agreement) applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus one and three-quarters percent (1 3/4%) per annum.

Loans based on Leasehold Availability (as defined in the DIP Agreement) accrue interest at a rate per annum: (i) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus two and one-quarter percent (2 1/4%) per annum; and (ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus three and three-quarters percent (3 3/4%) per annum.

Loans based on Supplemental Junior Availability (as defined in the DIP Agreement) accrue interest at a rate per annum: (i) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus five and one-half percent (5 1/2%) per annum; and (ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus seven percent (7%) per annum. All LIBO Rate Loans will bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

The DIP Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and financial covenants.

The Debtors’ obligations under the DIP Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee or examiner with certain expanded powers pursuant to Chapter 11 of the Bankruptcy Code.

The DIP Agreement provides that the DIP Credit Facility will be available for a term ending on the earliest of (a) twenty-four (24) months after the date of the initial loans made under the DIP Agreement pursuant to any interim order approving the DIP Agreement, (b) the date of effectiveness of any plan of reorganization confirmed in the Cases, and (c) the last termination date set forth in any interim or final order approving the DIP Agreement, if in effect prior to such date. In certain other circumstances, including the failure of the Debtors to obtain entry of a nonappealable Final Financing Order within sixty (60) days after the date of the motion requesting approval of the DIP Agreement (i.e., February 21, 2005), the Agent may terminate the DIP Agreement. The Debtors are obligated to pay certain fees to the Lenders in connection with the DIP Agreement.

The foregoing description of the DIP Agreement is a general description only and is qualified in its entirety by reference to the DIP Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Agreement is incorporated into this Item 2.03 by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The following is a summary of defaults caused by the filing of the Cases under certain of the Company’s direct financial obligations (long-term and short-term debt obligations as well as capital and operating leases), the consequences of which are believed to be material to the Company.

Under the terms of the Company’s Second Amended and Restated Credit Agreement, dated June 29, 2004, among the Company and certain of its subsidiaries, Wachovia Bank, National Association and other lenders named therein, relating to our senior credit facility in the amount of $600 million (the “Prepetition Credit Agreement”), the filing of the Cases created an event of default. The Prepetition Credit Agreement provides for a $400 million revolving credit facility, which also includes certain letters of credit, and a separate $200 million standby letter of credit facility.

Upon the filing of the Cases, the lenders’ obligation to loan additional money to the Company terminated, the outstanding principal of all loans and other obligations became immediately due and payable, and all of the Company’s subsidiaries that were a party to the Prepetition Credit Agreement were required to immediately deposit funds into a collateral account to cover the outstanding amounts under the letters of credit issued pursuant to the Prepetition Credit Agreement. On February 23, 2005, the Debtors paid their outstanding indebtedness and satisfied all obligations under the Prepetition Credit Agreement in full. Pursuant to the provisions of the Interim Order described above, the liens and security interests granted to secure the Company’s obligations under the Prepetition Credit Agreement remain in effect until the Final Financing Order becomes final and nonappealable, at which point such liens and security interests will be released, terminated and/or assigned to the lenders under the DIP Agreement.

The filing of the Cases also created an event of default under the Company’s 8 7/8% Senior Notes due 2008. Under the terms of the 8 7/8% Senior Notes, as a result of the filing of the Cases, the entire unpaid principal and accrued interest (and any other additional amounts) became immediately due and payable without any action on the part of the trustee or the noteholders. The current principal amount outstanding under the notes is $300 million.

The ability of the creditors of the Debtors to seek remedies to enforce their rights under the agreements and instruments described above is stayed as a result of the filing of the Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

The filing of the Cases also created an event of default under substantially all of the Company’s capital and operating leases, including leases related to the Company’s information technology as well as store and warehouse properties. The ability of the lessors to seek remedies to enforce their rights under the Company’s lease agreements is stayed as a result of the filing of the Cases, and the lessors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2005, the New York Stock Exchange (“NYSE”) issued a press release stating, among other things, that it had determined to suspend trading in the Company’s common stock and that application to the Securities and Exchange Commission to delist the Company’s common stock from the NYSE is pending the completion of applicable procedures. The NYSE press release was issued in response to the filing of the Cases and pursuant to Section 802 of the NYSE Listed Company Manual. If the Company does not appeal the decision of the NYSE, the Company’s common stock will be delisted from the NYSE.

Item 7.01. Regulation FD Disclosure.

On February 21, 2005, the Company issued a press release announcing the Company’s bankruptcy filing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. On February 23, 2005, the Company issued a press release announcing the approval of certain first-day motions by the Bankruptcy Court. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On February 23, 2005, the Company announced that the ticker symbol “WNDXQ” has been assigned to its common stock. The company’s common stock will be quoted on the Pink Sheets Electronic Quotation Service under this new symbol. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	Letter Agreement, dated February 17, 2005, by and between Winn-Dixie Stores, Inc. and Peter L. Lynch.

Exhibit 10.2	Credit Agreement by and among Winn-Dixie Stores, Inc., Dixie Stores, Inc., Winn-Dixie Supermarkets, Inc., Winn-Dixie Montgomery, Inc., Winn-Dixie Procurement, Inc., and Winn-Dixie Raleigh, Inc. (as borrowers), Wachovia Bank, N.A., as Administrative Agent and Collateral Monitoring Agent for the Lenders, each of the Lenders from time to time parties thereto, and Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Bookrunner, dated as of February 23, 2005.

Exhibit 99.1	Press release, dated February 21, 2005.

Exhibit 99.2	Press release, dated February 23, 2005.

Exhibit 99.3	Press release, dated February 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winn-Dixie Stores, Inc.

Date: February 24, 2005	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Letter Agreement, dated February 17, 2005, by and between Winn-Dixie Stores, Inc. and Peter L. Lynch.

Exhibit 10.2	Credit Agreement by and among Winn-Dixie Stores, Inc., Dixie Stores, Inc., Winn-Dixie Supermarkets, Inc., Winn-Dixie Montgomery, Inc., Winn-Dixie Procurement, Inc., and Winn-Dixie Raleigh, Inc. (as borrowers), Wachovia Bank, N.A., as Administrative Agent and Collateral Monitoring Agent for the Lenders, each of the Lenders from time to time parties thereto, and Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Bookrunner, dated as of February 23, 2005.

Exhibit 99.1	Press release, dated February 21, 2005.

Exhibit 99.2	Press release, dated February 23, 2005.

Exhibit 99.3	Press release, dated February 23, 2005.